UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 14, 2003

NICHOLAS INVESTMENT COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27557	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4443 Birdie Drive, Corona, CA 92883
(Address of principal executive offices) Zip Code

Registrant's telephone number, including area code: (760) 390-6395

N/A (Former name or former address, if changed since last report)

Item 6. Resignation of Director

On November 14, 2003, the Company accepted the resignation of Shane H. Traveller from the Board of Directors. Mr. Traveller will remain serving as the Company's Chief Financial Officer and Secretary.

Also on November 14, 2003, the Theodore Tanski and William J. Schubert, Jr. were elected to fill vacancies on the Board of Directors. With the election of Messers. Tanski and Schubert, the Company's Board of Directors is now majority comprised of independent directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Description	Location

3.1	Articles of Incorporation	Previously Filed

3.2	Bylaws	Previously Filed

4.1	Certificate of Designation of Preferred Stock Voting Rights of Nicholas Investment Company, Inc.	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NICHOLAS INVESTMENT COMPANY, INC.

DATE	SIGNATURE

November 20, 2003	/s/ Steven R. Peacock Steven R. Peacock, President